Exhibit 10.1

EXECUTION COPY

STOCKHOLDERS AGREEMENT

BY AND AMONG

STORE CAPITAL CORPORATION

AND

THE STOCKHOLDERS PARTY HERETO

DATED AS OF NOVEMBER 21, 2014

This STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of November 21, 2014, is made by and among:

i.                                          STORE Capital Corporation, a Maryland corporation (the “Company”);

ii.                                       STORE Holding Company, LLC, a Delaware limited liability company (“STORE Holding”); and

iii.                                    such other Persons who from time to time become party hereto by executing a counterpart signature page hereof and are designated by the Board (as defined below) as “Other Stockholders” (the “Other Stockholders” and, together with STORE Holding, the “Stockholders”).

RECITALS

WHEREAS, on or about the date hereof, the Company has priced an initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to an Underwriting Agreement, dated as of November 17, 2014 (the “Underwriting Agreement”); and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters, and to set forth the respective rights and obligations of the Stockholders following the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, (a) any Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (b) in the event that the specified Person is a natural Person, a Member of the Immediate Family of such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of STORE Holding or the Investor.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York or Phoenix, Arizona.

“Chief Executive Officer” means the chief executive officer of the Company then in office.

“Closing” means the closing of the IPO.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Bylaws” means the bylaws of the Company in effect on the date hereof, as may be amended from time to time.

“Company Charter” means the charter of the Company in effect on the date hereof, as may be amended or supplemented from time to time.

“Company Shares” means (a) all shares of Common Stock that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested), (b) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security that are not then subject to vesting (including shares that were at one time subject to vesting to the extent they have vested) and (c) all shares of Common Stock directly or indirectly issued or issuable with respect to the securities referred to in clauses (a) or (b) above by way of any unit or stock dividend or unit or stock split, or in connection with a combination of units or shares, recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Fund Indemnitors” has the meaning set forth in Section 3.1(h).

“Indemnitee” has the meaning set forth in Section 3.1(h).

“Investor” means OCM STR Holdings, L.P., OCM STR Holdings II, L.P., and OCM STR Co-Invest 1, L.P., each a Delaware limited partnership.

“Investor Designee” has the meaning set forth in Section 4.2.

“IPO” has the meaning set forth in the Recitals.

“Majority in Interest” means, with respect to the Stockholders or any subset thereof, Stockholders who beneficially own a majority of Company Shares held by the Stockholders or such subset of Stockholders, as applicable.

“Member of the Immediate Family” means, with respect to an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such individual is legally separated) or child (including those adopted) of such individual and (b) each trustee, solely in his or her capacity as trustee and so long as such trustee is reasonably satisfactory to the Company, for a trust naming only one or more of the Persons listed in sub-clause (a) as beneficiaries.

“Necessary Action” means, with respect to a specified result, all actions necessary to cause such result, including (a) voting or providing a written or electronic consent or proxy with respect to the shares of Common Stock, (b) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (c) executing agreements and instruments, and (d) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Other Stockholders” has the meaning set forth in the Preamble.

“Person” means any individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Sponsor Designee” has the meaning set forth in Section 3.1(b).

“Principal Sponsor Minimum” means, with respect to STORE Holding, a number of shares of Common Stock owned by STORE Holding equal to at least 50% of the outstanding shares of Common Stock owned by STORE Holding as of the closing of all of the transactions contemplated by the Underwriting Agreement, as adjusted appropriately for stock splits, combinations and dividends and similar transactions.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Requisite Investor Approval” means, for so long as STORE Holding holds at least the Principal Sponsor Minimum, the approval of a majority of the Board, including in each case at least one director designated by STORE Holding.  At such time as STORE Holding does not hold at least the Principal Sponsor Minimum, any action requiring “Requisite Investor Approval” shall be determined by the Company or the Board in accordance with applicable law, the Company Bylaws and the Company Charter.

“Stockholders” has the meaning set forth in the Preamble.

“STORE Holding” has the meaning set forth in the Preamble.

“Underwriting Agreement” has the meaning set forth in the Recitals.

Section 1.2                                    Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and section references are to this Agreement unless otherwise specified.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                                  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1                                    Existence; Authority; Enforceability.  Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action on the part of its board of directors (or equivalent) and stockholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 2.2                                    Absence of Conflicts.  The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the organizational documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party.

Section 2.3                                    Consents.  Other than as expressly required herein or any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

ARTICLE III

GOVERNANCE

Section 3.1                                    The Board.

(a)                                 Composition of Initial Board.  Prior to Closing, the Company and the Stockholders shall take all Necessary Action to cause the Board to be comprised of nine (9) directors, (i) five (5) of whom shall be designated by STORE Holding, (ii) one (1) of whom shall be the Chief Executive Officer and (iii) three (3) of whom shall be directors who meet the independence criteria set forth in Rule 10A-3 under the Exchange Act.  The directors shall serve until the Company’s 2015 annual meeting of stockholders at which directors are elected and until their successors are duly elected and qualify.  For the avoidance of doubt, this Section 3.1(a) is applicable solely to the initial composition of the Board following the IPO.

(b)                                 STORE Holding Representation.  For so long as STORE Holding holds a number of shares of Common Stock representing at least the percentage of combined voting power of the Company’s outstanding shares of Common Stock shown below under the heading “Voting Percentage”, there shall be included in the slate of nominees recommended by the Board for election as directors by the stockholders of the Company at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by STORE Holding (each, a “Principal Sponsor Designee”) such that, if elected, will result in Principal Sponsor Designees representing the lowest whole number of directors serving on the Board that is greater than the corresponding percentage under the heading “Percentage of Directors”.

Voting Percentage	Percentage of Directors
50% or greater	50%
Less than 50% but greater than or equal to 40%	40%
Less than 40% but greater than or equal to 30%	30%
Less than 30% but greater than or equal to 20%	20%
Less than 20% but greater than or equal to 10%	10%

Upon any decrease in the number of directors that STORE Holding is entitled to designate for election to the Board pursuant to this Section 3.1(b), STORE Holding shall take all Necessary Action to cause the appropriate number of Principal Sponsor Designees to offer to tender his or her resignation.  If such resignation is then accepted by the Board, the Company, the Board and the Stockholders, as applicable, shall cause the authorized size of the Board to be reduced accordingly unless the Board with Requisite Investor Approval determines not to reduce the authorized size of the Board.

(c)                                  CEO Representation.  Subject to the last sentence of Section 3.1(d), if the term of the Chief Executive Officer as a director on the Board is to expire in conjunction with any annual or special meeting of stockholders at which directors are to be elected, the Chief Executive Officer shall be included in the slate of nominees recommended by the Board for election.

(d)                                 Vacancies.  Except as provided in Sections 3.1(b), (i) STORE Holding shall have the exclusive right to remove its designees from the Board, and the Company shall take all Necessary Action to cause the removal of any such designee at the request of STORE Holding and (ii) STORE Holding shall have the exclusive right to designate for election to the Board directors to fill vacancies created by reason of the death, removal or resignation of its designees to the Board, and the Company shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by STORE Holding as promptly as reasonably practicable; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, STORE Holding shall not have the right to designate a replacement director, and the Company shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors designated by STORE Holding in excess of the number of directors that STORE Holding is then entitled to designate for membership on the Board pursuant to Section 3.1(b).  If the Chief Executive Officer resigns or is terminated for any reason, the Company, the Chief Executive Officer and STORE Holding shall take all Necessary Action to remove the Chief Executive Officer from the Board and fill such vacancy with the next chief executive officer in office.

(e)                                  Additional Unaffiliated Directors.  For so long as STORE Holding has the right to designate at least one (1) director for nomination under this Agreement, the Company shall take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed nine (9); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations.

(f)                                   Committees.  Subject to applicable laws and stock exchange regulations, STORE Holding shall have the right to have a representative appointed to serve on each committee of the Board (other than any committee formed for the purpose of evaluating or negotiating any transaction with STORE Holding) for so long as it has the right to designate at least one (1) director for election to the Board.  Subject to applicable laws and stock exchange regulations, STORE Holding shall have the right to have a representative appointed as an observer to any committee of the Board (other than any committee formed for the purpose of evaluating or negotiating any transaction with STORE Holding) to which it (i) does not elect to have a representative appointed or (ii) is prohibited by applicable laws or stock exchange regulations from having a representative appointed, in each case for so long as STORE Holding has the right to designate at least one (1) director for nomination under this Agreement.

(g)                                  Reimbursement of Expenses.  The Company shall reimburse each Principal Sponsor Designee for all reasonable and documented out-of-pocket expenses incurred in connection with such director’s or designee’s participation in the meetings of the Board or any committee of the Board, including reasonable travel, lodging and meal expenses.

(h)                                 D&O Insurance; Indemnification Priority.  The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms.  The Company hereby acknowledges that any director, officer or other indemnified person covered by any such indemnity insurance policy (any such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor, STORE Holding or one of their respective Affiliates (collectively, the “Fund Indemnitors”).  The Company hereby (i) agrees that the Company and any Company subsidiary that provides indemnity shall be the indemnitor of first resort (i.e., its or their obligations to an Indemnitee shall be primary and any obligation of any Fund Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee shall be secondary), and (ii) irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Company, as the case may be, shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Company.

Section 3.2                                    Voting Agreement.  STORE Holding agrees to cast all votes to which it is entitled in respect of its Company Shares, whether at any annual or special meeting, by written consent or otherwise, so as to cause to be elected to the Board those individuals designated in accordance with Section 3.1(a)-(c) and to otherwise effect the intent of this Article III.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1                                    Company Charter and Company Bylaws.

(a)                                 The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company Charter or the Company Bylaws.  The Company and STORE Holding agree to take all Necessary Action to amend the Company Charter and Company Bylaws so as to avoid any conflict with the provisions hereof.

(b)                                 Any amendment to the Company Bylaws shall only be effective if approved by Requisite Investor Approval or, after Requisite Investor Approval is no longer required, such approval as is set forth in the Company Bylaws.

Section 4.2                                    Freedom to Pursue Opportunities.  To the maximum extent permitted by Maryland law, the parties expressly acknowledge and agree that: (i) the Investor, STORE Holding, each Representative of STORE Holding and of the Investor and each director or officer of the Company, that is an Affiliate or designee of STORE Holding or the Investor (each, an “Investor Designee”) has the right to, and has no duty (contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company, including those deemed to be competing with the Company, or (y) directly or indirectly do business with any client, customer or supplier of the Company; and (ii) in the event that the Investor, STORE Holding, any Representative of STORE Holding or the Investor or any Investor Designee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, STORE Holding, such Investor, such Representative or such Investor Designee shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its Affiliates, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Affiliates, subsidiaries, stockholders or other equity holders for breach of any duty (contractual or otherwise) by reason of the fact that STORE Holding, such Investor, such Representative or such Investor Designee, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of its Affiliates.  For the avoidance of doubt, the provisions of this Section 4.2 shall have independent effect with respect to, and shall not be construed as being in lieu of or otherwise limiting, any separate obligations of any Person under any agreement between the Company and/or STORE Holding or an Affiliate thereof, including any agreement related to noncompetition, nonsolicitation, confidentiality or other restrictions on the activities or operations of such Person.

Section 4.3                                    Assignment; Benefit.

(a)                                 The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto.  Any attempted assignment of rights or obligations in violation of this Section 4.3 shall be null and void.

(b)                                 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the Indemnitees and the Fund Indemnitors under Section 3.1(h), and STORE Holding, the Investor, their respective Representatives and Affiiliates and the Investor Designees under Section 4.2.

Section 4.4                                    Termination.  If not otherwise agreed in writing by the Company and such Stockholder, this Agreement shall terminate automatically (without any action by any party hereto) as to each Stockholder as of the later of (i) when such Stockholder no longer owns any shares of Common Stock, or (ii) when such Stockholder no longer has the right to nominate any directors to the Board pursuant to Article III hereof.

Section 4.5                                    Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.6                                    Entire Agreement; Amendment.

(a)                                 This Agreement sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto.  This Agreement or any provision hereof may only be amended, modified or waived, in whole or in part, at any time by an instrument in writing signed by STORE Holding; provided that the prior written consent of the holders of the Majority in Interest of the Company Shares then held by the Other Stockholders shall be required for any amendment, modification or waiver that would have a disproportionate and adverse effect in any material respect on the rights of Other Stockholders under this Agreement relative to STORE Holding.

(b)                                 No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 4.7                                    Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.  Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

Section 4.8                                    Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery (and such notice shall be deemed to have been duly given, made or delivered (a) on the date received, if delivered by personal hand delivery, (b) on the date received, if delivered by facsimile transmission, by electronic mail or by registered first-class mail prior to 5:00 p.m. prevailing local time on a Business Day, or if delivered after 5:00 p.m. prevailing local time on a Business Day or on other than a Business Day, on the first Business Day thereafter and (c) two (2) Business Days after being sent by air courier guaranteeing overnight delivery), at the following addresses (or at such other address as shall be specified by like notice):

if to the Company to:

STORE Capital Corporation
8501 E. Princess Drive
Suite 190
Scottsdale, AZ 85255
Attention:                 Michael T. Bennett, Secretary
Facsimile:  (480) 256-1101
E-mail:                                mbennett@storecapital.com

with a copy (which shall not constitute notice) to:

Kutak Rock LLP
Suite 3100
1801 California Street
Denver, CO 80202
Attention:                 Paul E. Belitz
Facsimile:                 (303) 292-7799
E-mail:                                paul.belitz@kutakrock.com

if to STORE Holding:

STORE Holding Company, LLC
8501 E. Princess Drive
Suite 190
Scottsdale, AZ 85255
Attention:                 Michael T. Bennett, Secretary
Facsimile:  (480) 256-1101
E-mail:                                mbennett@storecapital.com

and

Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor
Los Angeles, CA 90071
Attention:                 Kenneth Liang
Facsimile:                 (213) 830-6293
E-mail:                                kliang@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:                 Jasmine Ball
Facsimile:                 (212) 909-6836
E-mail:                                jball@debevoise.com

Section 4.9                                    Governing Law.  THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

Section 4.10                             Jurisdiction.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF MARYLAND OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFORE) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND, BALTIMORE DIVISION, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF

BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.  ANY ACTIONS OR PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

Section 4.11                             Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.12                             Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law.  Any such party shall therefore be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 4.13                             Subsequent Acquisition of Shares.  Any equity securities of the Company acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

STORE CAPITAL CORPORATION

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Title: Executive Vice President - General Counsel

[Signature Page to Stockholders Agreement]

STORE HOLDING COMPANY, LLC

By:	/s/ Christopher H. Volk
Name: Christopher H. Volk
Title: President and Chief Executive Officer

[Signature Page to Stockholders Agreement]

ACKNOWLEDGED & AGREED WITH RESPECT TO SECTION 3.1(c) AND THE LAST SENTENCE OF SECTION 3.1(d)

/s/ Christopher Volk
Name: Christopher Volk
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]